UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to § 240.14a-12

NII Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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In connection with its 2016 Annual Meeting of Stockholders, NII Holdings, Inc. (the “Company”) has filed a proxy statement and other documents regarding the 2016 Annual Meeting with the Securities and Exchange Commission and has mailed or emailed the definitive proxy statement and a proxy card to each stockholder of record entitled to vote at the 2016 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents relating to the 2016 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at www.proxyvote.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2016 Annual Meeting. Information regarding the Company’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC.

The following is an electronic communication sent to employee stockholders of the Company:

NII HOLDINGS, INC.
2016 Annual Meeting
May 25, 2016

Important proxy voting material is ready for your action.

Three Ways to Vote

Now via ProxyVote
At the Meeting
By Phone 1.800.690.6903                         Vote by May, 24, 2016 11:59 PM ET

Dear Colleagues,

As a stockholder of NII Holdings, Inc. your shares of restricted stock provide you with a vote on matters up for consideration at our annual meeting of stockholders. We will hold the 2016 Annual Meeting of Stockholders on May 25, 2016. Included in this email are links to the proxy statement for our 2016 Annual Meeting of Stockholders and Form 10-K for the fiscal year ended December 31, 2015, as well as instructions on how to vote your shares.

You are being asked to:

1. Elect one director, Steven M. Shindler, for a one-year term ending 2017;
2. Provide an advisory vote to approve the compensation of our named executive officers;
3. Provide an advisory vote on the frequency of future executive compensation advisory votes; and
4. Ratify the appointment of KPMG LLP as NII's independent registered public accounting firm for fiscal year 2016.

The Board of Directors recommends that you vote:

FOR the nominee for director;
FOR the approval, on an advisory basis, of the compensation of the Company's named executive officers;
FOR the approval, on an advisory basis, of an annual advisory vote on executive compensation; and
FOR the ratification of the appointment of KPMG LLP as NII's independent registered public accounting firm.

Your vote is very important, and we ask that you please vote as soon as possible. Should you have any questions, please contact me at shana.smith@nii.com or 703.390.7286.

Thank you,

Shana

Shana Smith
General Counsel and Corporate Secretary

Important Materials

•	Proxy Statement

•	10-K Report

For holders as of April 1, 2016